Exhibit 99.1

Aeluma Provides First Quarter 2024 Results

GOLETA, CA – November 9, 2023 – Aeluma, Inc. (OTCQB:ALMU), a semiconductor company specializing in scalable, cost-effective technologies for LiDAR (light detection and ranging), communication, and sensing, today provided a corporate update and announced financial results for the first quarter of fiscal 2024, ended September 30, 2023.

Recent Company Highlights

●	Reported revenue for the second consecutive quarter.

●	Awarded government funding from U.S. Navy in October 2023 to develop photonics reliability methodologies for defense and aerospace applications.

Management Commentary

“As we begin to transition some of our technology from research and development to commercialization, we report revenue for a second consecutive quarter,” said Aeluma Founder and CEO, Jonathan Klamkin, Ph.D. “We believe the short time period from inception to revenue reflects the strength of our technology, the size of the markets available to us, and the demand for what we believe to be high-performance, cost-effective, and scalable semiconductor technologies. While this early revenue is small, there is significant near-term opportunity with government funding for defense and aerospace, and in the automotive supply sector. And as we continue to mature our technology, we are receiving significant interest from additional market verticals including mobile, AR/VR, AI, and quantum.”

Financial Results

During the first quarter of fiscal 2024, ended September 30, 2023, revenue was $32,400, compared to $0 in the quarter ended September 30, 2022.

The Company incurred a net loss of $1.48 million, or $0.12 per basic and diluted share in the quarter ended September 30, 2023, compared to a net loss of $1.53 million, or $0.14 per basic and diluted share, for the quarter ended September 30, 2022.

The Company had $3.76 million in cash and cash equivalents as of September 30, 2023, compared to $5.07 million as of June 30, 2023.

The total number of shares outstanding was 12,167,930 as of September 30, 2023.

Note about Non-GAAP Financial Measures

This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Aeluma believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Aeluma believes that these non-GAAP financial measures provide additional insight into Aeluma’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Aeluma’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation and amortization.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

About Aeluma, Inc.

Aeluma (www.aeluma.com) develops novel optoelectronic devices for sensing and communications applications. Aeluma has pioneered a technique to manufacture devices using high performance compound semiconductor materials on large-diameter Silicon wafers that are commonly used for mass market microelectronics. The technology has the potential to enhance performance and provide a path to cost-effective, large-scale manufacturing, both of which are critical for future LiDAR and other sensor applications. Aeluma is developing a streamlined business model from its headquarters in Santa Barbara, California that has a state-of-the-art manufacturing cleanroom.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Company

Aeluma, Inc.

(805) 351-2707

info@aeluma.com

Investor Contact:

Bishop IR

Mike Bishop

(415) 894-9633

ir@aeluma.com

Aeluma, Inc. and Subsidiary

Consolidated Balance Sheets (unaudited)

	September 30, 2023	June 30, 2023	September 30, 2022
Assets
Current assets:
Cash and cash equivalents	$3,757,227	$5,071,690	$2,371,323
Accounts receivable	10,900	189,239	-
Deferred compensation, current portion	27,925	53,034	698,521
Prepaids and other current assets	224,015	19,943	313,232
Total current assets	4,020,067	5,333,906	3,383,076
Property and equipment:
Equipments	1,216,253	1,209,656	624,439
Leasehold improvements	547,367	546,864	512,196
Accumulated depreciation	(369,479)	(300,445)	(135,745)
Property and equipment, net	1,394,141	1,456,075	1,000,890
Intangible assets	9,083	9,833	12,083
Right of use asset - facility	1,052,318	351,013	445,140
Deferred compensation, long term portion	13,152	-	-
Other assets	13,014	13,014	13,014
Total assets	$6,501,775	$7,163,841	$4,854,203

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$319,886	$461,797	$179,941
Accrued expenses and other current liabilities	156,942	133,092	457,506
Lease liability, current portion	121,893	162,210	158,284
Total current liabilities	598,721	757,099	795,731
Lease liability, long term portion	1,038,497	296,452	418,480
Total liabilities	1,637,218	1,053,551	1,214,211
Commitments and contingencies	-	-	-
Stockholders’ equity:
Preferred stock	-	-	-
Common stock	1,217	1,282	1,066
Additional paid-in capital	15,407,715	15,171,074	8,851,451
Accumulated deficit	(10,544,375)	(9,062,066)	(5,212,525)
Total stockholders’ equity	4,864,557	6,110,290	3,639,992
Total liabilities and stockholders’ equity	$6,501,775	$7,163,841	$4,854,203

Aeluma, Inc. and Subsidiary

Consolidated Statements of Operations (unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Revenue	$32,400	$193,339	$-
Operating expenses:
Cost of revenue	15,139	109,395	-
Research and development	834,869	587,379	836,476
General and administrative	665,103	716,173	730,211
Facility	-	-	-
Insurance	-	-	-
Total expenses	1,515,111	1,412,947	1,566,687
Loss from operations	(1,482,711)	(1,219,608)	(1,566,687)
Other income:
Sub-lease rental income and other income	-	(89,029)	36,351
Interest income	402	446	295
Total other income	402	(88,583)	36,646
Loss before income tax expense	(1,482,309)	(1,308,191)	(1,530,041)
Income tax expense	-	-	-
Net loss	$(1,482,309)	$(1,308,191)	$(1,530,041)
Loss per share - basic and diluted	$(0.12)	$(0.10)	$(0.14)

Aeluma, Inc. and Subsidiary

Reconciliation of GAAP and Non-GAAP Net Loss (unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
GAAP net loss	$(1,482,309)	$(1,308,191)	$(1,530,041)
Adjustment:
Stock-based compensation - Stock option	240,577	143,891	70,090
Consulting and advisory - Restricted stock award	11,957	215,162	274,977
Depreciation	69,034	57,970	38,758
Amortization	750	750	750
Total adjustment to GAAP net loss	322,318	417,773	384,575
Non-GAAP net loss	$(1,159,991)	$(890,418)	$(1,145,466)

GAAP net loss per share - basic and diluted	$(0.12)	$(0.10)	$(0.14)
Adjustment	0.03	0.03	0.03
Non-GAAP net loss per share - basic and diluted	$(0.09)	$(0.07)	$(0.11)

Aeluma, Inc. and Subsidiary

Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Operating activities:
Net loss	$(1,482,309)	$(1,308,191)	$(1,530,041)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred compensation	11,957	215,162	274,977
Stock-based compensation expense	240,577	143,891	70,090
Depreciation and amortization expense	69,784	58,720	39,508
Change in accounts receivable	178,339	(189,239)	-
Change in prepaids and other current assets	(204,072)	179,417	(585,570)
Change in accounts payable	(141,911)	4,149	65,841
Change in accrued expenses and other current liabilities	24,273	(42,848)	348,456
Net cash used in operating activities	(1,303,362)	(938,939)	(1,316,739)
Investing activities:
Purchase of equipment	(6,597)	(411,661)	(4,826)
Payment for leasehold improvements	(503)	(5,305)	(47,834)
Net cash used in investing activities	(7,100)	(416,966)	(52,660)
Financing activities:
Repurchase of common stock	(4,001)	-	-
Proceeds from Private Placement, net of offering costs	-	1,570,340	-
Net cash (used in) provided by financing activities	(4,001)	1,570,340	-
Net change in cash	(1,314,463)	214,435	(1,369,399)
Cash, beginning of period	5,071,690	4,857,255	3,740,722
Cash, end of period	$3,757,227	$5,071,690	$2,371,323

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